Exhibit 4.5

FORM

EMPLOYEE OPTION GRANT AGREEMENT

THIS OPTION GRANT AGREEMENT (this “Agreement”), dated as of                      (the “Grant Date”), is entered into between optionsXpress Holdings, Inc., a Delaware corporation (the “Company”), and                              (the “Participant”).

WHEREAS, the Participant is an employee of the Company;

WHEREAS, the Company desires to afford the Participant an opportunity to purchase shares of Common Stock in the Company as provided in this Agreement, effective as of the Grant Date;

WHEREAS, the Company has adopted the optionsXpress Holdings, Inc. 2005 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”) and desires that the options granted to the Participant be governed by the terms and conditions of the Plan; and

WHEREAS, the Committee has duly made all determinations necessary or appropriate to the grant hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.                                      Definitions.

For purposes of this Agreement, the definitions of terms contained in the Plan are hereby incorporated by reference, except to the extent that any term is specifically defined in this Agreement.

2.                                      Grant of Option, Option Price and Term.

(a)                                  Grant.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (“Option”) to purchase                    shares of Common Stock of the Company (“Option Shares”).

(b)                                 Option Price.  For each of the Option Shares purchased, upon purchase thereof, the Participant shall pay to the Company                                  (the “Option Price”).  Accordingly, the aggregate Option Price to purchase all of the Option Shares subject to the Option granted hereunder is $                                    (the “Aggregate Option Price”).

(c)                                  No Fractional Shares.  The Company shall not be required to issue any fractional Option Shares hereunder.

(d)                                 Option Term.  The term of the Option granted hereunder shall be a period of ten (10) years from the Grant Date (the “Option Period”).  The termination of the Option Period shall result in the termination and cancellation of such Option.  In no event shall the Option be exercisable at any time after the expiration of the Option Period.

(e)                                  Adjustments.  The number of shares subject to the Option and the Option Price shall be adjusted to reflect any stock-split, stock dividend or other recapitalization affecting the Company’s Common Stock subsequent to the date hereof.

(f)                                    This Option is intended to be, and is designated as, an Incentive Stock Option.  To the extent that this Option does not qualify as an Incentive Stock Option or either the Company or the Participant takes any action that causes the Option to fail to qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.  The Company does not represent, warrant or covenant to the Participant that the Option does, and will at all times, qualify as an Incentive Stock Option and the Company shall have no liability to the Participant in the event this Option does not qualify as an Incentive Stock Option for any reason.

3.                                      Vesting.  Except as provided in the Plan, the Option shall vest as follows:                         .

4.                                      [Omitted]

5.                                      [Omitted]

6.                                      Legend.  The certificates representing Option Shares shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

7.                                      Manner of Exercise.

(a)                                  Exercisability.  The Option shall be exercisable to the extent vested and subject to the terms and conditions of the Plan.  Except as otherwise provided in this Agreement or in the Plan, the Option granted hereunder shall be exercisable during the Participant’s lifetime only by the Participant (or his or her legal representative), and after the Participant’s death, only in accordance with the Plan.

(b)                                 Method of Exercise.  The Option may only be exercised by the delivery to the Company of a properly completed exercise notice, in the form of Exhibit A attached hereto, together with payment in full of the Option Price for each of the Option Shares purchased pursuant thereto.  No Option Shares will be issued until full payment therefor has been made and the Participant has executed any agreements in effect at such time which the Company may require its stockholders to execute.  Payment shall only be made:

(i)                                     in cash or by check;

(ii)                                  by transferring shares of Common Stock already owned by the Participant for a period of at least six (6) months prior to payment having a total Share Value on the date of such transfer equal to the Option Price;

(iii)                               by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board; or

(iv)                              in any combination of (i), (ii) or (iii).

(c)                                  Conditions of Exercise.  In order to exercise the Option in whole or in part, the Participant must execute a counterpart to any agreement then in effect between the Company and some or all of the holders of Shares.

The Options granted hereunder shall not be validly exercised unless there has been compliance with all the preceding provisions of this Section 7, and, for all purposes of this Agreement, the date of the exercise of an Option shall be the date upon which there is compliance with all such requirements.

8.                                      Payment of Withholding Taxes.

If as a result of this Agreement or otherwise, the Company is obligated to withhold an amount on account of any tax imposed in connection with the exercise of an Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan.

9.                                      Requirements of Law.

The Company shall not be required to sell or issue any Option Shares under an Option if such issuance shall constitute a violation of any provision of any law or regulation of any governmental authority.

10.                               Plan.

The Participant hereby acknowledges receipt of a copy of the Plan.  Notwithstanding any other provision of this Agreement, the Option granted hereunder is granted pursuant to the Plan, as in effect on the date hereof, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time.  The interpretation and construction by the Committee of the Plan, this Agreement, the Option granted hereunder, and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.  Until the Option granted hereunder shall have expired, terminated or been exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the Participant or any other person or entity then entitled to exercise such Option.

11.                               No Stockholder Rights.

Until the Option granted hereunder has been duly exercised to purchase the Option Shares and such Option Shares have been officially recorded as issued on the Company’s official records, no person will be entitled to receive distributions or will be deemed for any purpose a stockholder, and adjustments for distributions or otherwise will be made only if the record date therefor is subsequent to the date such Option Shares are recorded and after the date of exercise, and without duplication of any adjustment.

12.                               No Employment Rights.

No provision of this Agreement or of the Option granted hereunder shall give the Participant any right to continue in the employ of the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any of its Affiliates.

13.                               No Disclosure Rights.

None of the Company or any of its Affiliates shall have a duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or a Representative shall have no right to be advised of, any material information regarding the Company or any of its Affiliates at any time prior to, upon or in connection with the exercise of an Option or regarding the Company’s repurchase of Option Shares in accordance with the terms of this Agreement.

14.                               Investment Representation and Agreement.

(a)                                  Restrictions on Transfers.  The Participant represents and warrants that any Option Shares to be issued in satisfaction of this Option will be acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Participant agrees that the Participant will not, directly or indirectly, offer, transfer, sell, pledge, convey, gift, assign, encumber, alienate, hypothecate or otherwise dispose of all or any of the Option Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Option Shares), except in compliance with the Company’s governing documents, the Securities Act and the rules and regulations of the Securities and Exchange Commission or any successor agency thereunder, applicable state securities or “blue sky” laws.

(b)                                 Other Representations.  If prior to the issuance of any Option Shares upon the exercise of an Option, in the opinion of counsel for the Company, a particular representation by the Participant is required under the Securities Act or any other applicable Federal or state law, or any regulation or rule of any governmental agency, the Company may require the Participant to make such investment representations and such other representations as the Company reasonably may determine to be necessary which representations shall be evidenced in an agreement in such form as the Company may specify.

15.                               [Omitted]

16.                               Changes in Company’s Capital or Organizational Structure.

The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any class of interests in the Company or affecting the Option Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

17.                               Governing Law.

This Agreement and the Option granted hereunder will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law) except to the extent Federal law would be applicable.

18.                               Entire Agreement.

This Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter of this Agreement and shall supersede any prior expressions of intent or understanding with respect to such subject matter.

19.                               Amendment.

Any amendment to this Agreement shall be in writing and signed on behalf of the Company, and if required pursuant to the Plan and/or this Agreement, by the Participant.

20.                               Waiver; Cumulative Rights.

The failure or delay of either party hereto to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

21.                               Counterparts.

This Agreement may be signed in two (2) counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

22.                               Notices.

Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be given to the Company and to the Participant at his last known address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

23.                               Headings, Gender and Number.

The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context so requires.

24.                               Severability.

If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

25.                               Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company.  All obligations imposed upon the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant’s or the Representative’s heirs, legal representatives and successors.

26.                               Tax Consequences.

The Participant agrees to undertake to determine and be responsible for any and all tax consequences to himself with respect to the Option granted hereunder and the Option Shares relating thereto.  The Company shall not be responsible for any tax consequences of the Participant or anyone else that arise from the Option not being treated as an Incentive Stock Option for tax purposes.

[Remainder Of Page Intentionally Left Blank; Signature Page Follows]

FORM

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

OPTIONSXPRESS HOLDINGS, INC., a Delaware corporation

By:
Name:
Its:

PARTICIPANT:

By:

INSTRUCTIONS

FOR EXERCISING THE OPTION GRANTED

UNDER THE

OPTIONSXPRESS HOLDINGS, INC. 2005 EQUITY INCENTIVE PLAN

General:

In order to exercise your Option granted under the optionsXpress Holdings, Inc. 2005 Equity Incentive Plan (“Plan”) pursuant to your Option Grant Agreement, please complete and sign the attached Exercise Notice (“Exercise Notice”).  On the Exercise Notice, you should indicate the manner in which you will pay the exercise price of the Option (“Option Price”).

If you have any questions regarding this Exercise Notice, please contact David Kalt.

Endorsement:

1.                                       Cash or Check:  If you are paying the Option Price by certified check or cashier’s check, checks should be made payable to optionsXpress Holdings, Inc.

2.                                       Option Share Certificate:  If you are paying the Option Price by delivering a certificate representing Shares, the certificate should be properly endorsed as follows:

a.                                       The record holder of the certificate being surrendered should sign and date the certificate on the reverse side. The signature should correspond exactly (including misspellings) with the name shown on the front side of the certificate.

•                                          If the certificate being surrendered is held of record in joint tenancy, both joint tenants must sign.

•                                          If the endorsement is by a corporation or by a person acting in a fiduciary or other representative capacity, proper evidence of the authority of the person making the endorsement should be included with the certificate being surrendered.

b.                                      If the certificate being surrendered represents a larger number of Shares than are being surrendered as the Option Price (i.e., having a share value on the date the Option is exercised in excess of the Option Price), indicate on the reverse side of the certificate the number of Shares being transferred to the Company pursuant to the exercise of the Option.  A new certificate representing any excess Shares will be issued in the name appearing on the surrendered certificate and delivered to you by the transfer agent for the Company.

c.                                       The method of delivery of a certificate representing Shares is at the option and risk of the holder of such certificates.  If a certificate is sent by mail, insured registered mail is recommended.

Defined Terms:

Each term defined in the Plan or an Option Grant Agreement shall, when capitalized herein, have the same meaning for the purpose of this Exercise Notice as given to it in the Plan or the Option Grant Agreement.  The Plan and the Option Grant Agreement shall control if there is any conflict between the Plan (or the Option Grant Agreement) and this Exercise Notice, and as to all matters not provided for in this Exercise Notice.

FORM

optionsXpress Holdings, Inc.

EXERCISE NOTICE

This Exercise Notice (this “Notice”) is executed by                               (the “Participant”).  optionsXpress Holdings, Inc. (the “Company”) and the Participant entered into an Option Grant Agreement, dated                         (the “Option Grant Agreement”), in accordance with the optionsXpress Holdings, Inc. 2005 Equity Incentive Plan ( the “Plan”).

The Participant desires to exercise the Option on the following terms and conditions:

1.                                      General.  Each term defined in the Plan or the Option Grant Agreement shall, when capitalized herein, have the same meaning for the purpose of this Notice as given to it in the Plan or the Option Grant Agreement.  All of the provisions of the Plan and the Option Grant Agreement shall remain in full force and effect with respect to the Option and the Option Shares following the execution and delivery of this Notice and the performance of the obligations of the parties hereunder and the execution and delivery of this Notice and the performance of the parties’ obligations hereunder shall not terminate, modify, amend or otherwise alter any party’s rights or obligations under the Plan or the Option Grant Agreement.  The Plan and the Option Grant Agreement shall control if there is any conflict between the Plan (or the Option Grant Agreement) and this Notice, and as to all matters not provided in this Notice.

2.                                      Exercise.  Subject to the terms of this Notice, the Participant hereby irrevocably elects to exercise, as of the date hereof, the Option with respect to                    Option Shares at the Option Price of $            per Option Share (as set forth in the Option Grant Agreement).  The exercise pursuant hereto shall reduce the number of Option Shares subject to the Option Grant Agreement by the number of Option Shares exercised hereunder.

3.                                      Consideration.  The Option Shares to be received pursuant to this Notice are being transferred in consideration for: [Please check the applicable Option payment provision.]

a. ☐                                                                        cash in the amount of $                  .  Enclosed herewith is a ☐ certified check or ☐ cashier’s check for this amount.

b. ☐                                                                       delivery of valid and enforceable certificate(s) representing Shares owned by the Participant for greater than six (6) months and endorsed for transfer to the Company, in accordance with the Instructions accompanying this Notice.

c. ☐                                                                        by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board.

d. ☐                                                                       any combination of (a), (b) or (c) having an aggregate Share Value equal to the aggregate Option Price.

Describe any combination:

.

4.                                      Resolution of Dispute.  Any dispute or disagreement which shall arise under, as a result of, or in any way relate to the interpretation or construction of this Notice shall be determined by the Committee.  Any such determination made hereunder shall be final, binding and conclusive for all purposes.

5.                                      Plan.  The Participant represents and warrants that he or she has received a copy of the Plan, as amended through the date hereof.

6.                                      Restrictions on Option Shares.  The Participant acknowledges and agrees that (a) the certificates representing the Option Shares shall bear all legends required by the Plan and the Option Grant Agreement, and (b) the Option Shares shall be subject to all restrictions set forth in the Plan and the Option Grant Agreement.

7.                                      Successors and Assigns.  This Notice shall inure to the benefit of and be binding upon each successor and assignee of the Participant and the Company.

8.                                      Choice of Laws.  This Notice shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles.

9.                                      Entire Notice.  This Notice, together with the Plan, the Option Grant Agreement, and the Restricted Stock Agreement, if applicable, constitute the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this exercise of the Option.

10.                               Prior Affirmation.  The Participant represents, warrants and affirms all matters to which he or she represented, warranted or affirmed in the Option Grant Agreement, and nothing in this Notice shall derogate the Participant’s representations, warranties, affirmations or obligations in the Option Grant Agreement.

11.                               Headings.  The headings in this Notice are for reference purposes only and will not affect the meaning or interpretation of this Notice.

12.                               Severability.  If any provision of this Notice is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Notice, and this Notice will be construed as if such invalid or unenforceable provision were omitted.

13.                               No Strict Construction.  The language used in this Notice will be deemed to be the language chosen by the Participant to express its intent, and no rule of strict construction will be applied against any party.

14.                               Tax Consequences.  The Participant agrees to undertake to determine and be responsible for any and all tax consequences to himself or herself with respect to the Option Shares.

*        *        *

IN WITNESS WHEREOF, the Participant has executed this Notice as of the dates written below.

Sign Name:

Print Name:

Date:

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